                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1 TO
                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported)  APRIL 8, 2002
                                                         ------------------

                               KANAKARIS WIRELESS
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           NEVADA                       000-28213               86-0888532
-----------------------------           ---------               ----------
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)

        2716 OCEAN PARK BLVD., SUITE 2005, SANTA MONICA, CALIFORNIA 90405
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code         (949) 760-5470
                                                  ------------------------------

                                 NOT APPLICABLE
       ------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
-------  -------------------------------------

         On April 8, 2002, FFM Acquisition Corp., a California corporation ("Acquisition Corp.") and now wholly-owned subsidiary of Kanakaris Wireless, a Nevada corporation (the "Registrant"), completed the acquisition (the "Acquisition") of substantially all of the assets of Fast Forward Marketing, Inc., a California corporation ("FFM"), pursuant to and in accordance with an Asset Purchase Agreement dated as of March 29, 2002 (the "Agreement"), by and among the Registrant, Acquisition Corp., FFM and Intervisual Books, Inc., a California corporation and parent corporation to FFM, its wholly-owned subsidiary. Prior to the Acquisition, FFM was in the business of distribution of video cassettes and DVDs through retail, mail order and other channels. On April 15, 2002, Acquisition Corp. changed its name to Fast Forward Marketing, Inc.

         The Acquisition is expected to be accounted for using the purchase method of accounting for financial reporting purposes. The aggregate purchase price, including acquisition costs, was approximately $566,000 of which $255,000 was paid to FFM in cash at closing and up to $261,000 will be paid to FFM as a result of collections on accounts receivable of FFM existing at the time of closing. The acquisition was funded with financing obtained in a convertible debenture financing transaction discussed in more detail below and also through the future payment to FFM of certain amounts resulting from collections on accounts receivable of FFM existing at the time of closing. In determining the purchase price for FFM, the Registrant and Acquisition Corp. took into account the value of companies of similar industry and size to FFM, comparable transactions and the market for such companies generally.

         The Registrant, through Acquisition Corp., its wholly-owned subsidiary, presently intends to continue the operations of FFM in substantially the same manner as conducted prior to the Acquisition.

ITEM 5.  OTHER EVENTS.
-------  -------------

         On March 29, 2002, the Registrant completed a private placement to four accredited investors of its 12% Secured Convertible Debentures in the aggregate principal amount of $500,000 and related warrants to purchase up to an aggregate of 1,500,000 shares of Registrant's common stock. Gross proceeds to the Registrant, after paying certain fees and expenses associated with the private placement, were approximately $380,000. The Registrant's obligations under the convertible debentures are secured by all of the assets of the Registrant.

         On April 10, 2002, the Registrant completed the purchase from Bristol Capital, LLC of all of the issued and outstanding shares of capital stock of Acquisition Corp. not already held by it in exchange for the issuance of 900 shares of the Registrant's Series B Convertible Preferred Stock. The shares of capital stock of Acquisition Corp. held by Bristol Capital, LLC were acquired by Bristol Capital, LLC in exchange for the opportunity to conduct the Acquisition.

         On April 16, 2002 the Registrant publicly disseminated a press release announcing the Acquisition. The full text of the press release issued by the Registrant on April 16, 2002 is filed as Exhibit 99.1 hereto and is incorporated herein by this reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
-------  ----------------------------------

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                        Audited financial statements of Fast Forward Marketing, Inc. at and for the year ended December 30, 2001 and 2000 are set forth at pages F-2 to F-15 attached to this Current Report.

         (b)      UNAUDITED PRO FORMA FINANCIAL INFORMATION.

                        Unaudited pro forma condensed combined financial information giving effect to the Registrant's acquisition of substantially all of the assets and certain liabilities of Fast Forward Marketing, Inc. are set forth at pages F-16 to F-19 attached to this Current Report.

         (c)      EXHIBITS.

                  Exhibit
                  Number           Exhibit Description
                  ------           -------------------

                  2.1 Asset Purchase Agreement dated as of March 29, 2002 by and between the Registrant, FFM Acquisition Corp., Fast Forward Marketing, Inc. and Intervisual Books, Inc.*

                  2.2 Amendment to Asset Purchase Agreement dated as of April 8, 2002 by and between the Registrant, FFM Acquisition Corp., Fast Forward Marketing, Inc. and Intervisual Books, Inc.*

                  3.1 Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Kanakaris Wireless*

                  10.1 Securities Purchase Agreement dated as of March 29, 2002 by and among the Registrant and each of the purchasers identified therein*

                  10.2 Form of 12% Secured Convertible Debenture due March 29, 2003*

                  10.3             Form of Common Stock Purchase Warrant dated
                                   March 29, 2002*

                  10.4 Registration Rights Agreement dated as of March 29, 2002 by and among the Registrant and each of the investors identified therein*

                  10.5 Security Agreement dated as of March 29, 2002 by and among the Registrant and each of the secured parties identified therein*

                  10.6 Security Agreement dated as of April 1, 2002 by and among the Registrant and each of the secured parties identified therein*

                  10.7 Exchange Agreement dated as of April 10, 2002 by and between the Registrant and Bristol Capital, LLC*

                  10.8 Registration Rights Agreement dated as of April 10, 2002 by and between the Registrant and Bristol Capital, LLC*

                  21.1             Subsidiaries of the Registrant*

                  99.1             Press release dated April 16, 2002*
-----------
* Filed with the Securities and Exchange Commission on April 22, 2002 as an exhibit to the Registrant's Current Report on Form 8-K and incorporated herein by reference.

                           FAST FORWARD MARKETING, INC.
                           ----------------------------
                          INDEX TO FINANCIAL STATEMENTS

                                                                      PAGE
                                                                      ----

Financial Statements Of And For The Years Ended December 31, 2001
and 2000 And Related Unaudited Pro Forma Information
-----------------------------------------------------------------

Independent Auditors' Report..........................................F-2

Balance Sheets as of December 31, 2001 and 2000.......................F-3

Statements of Operations For The Years Ended
   December 31, 2001 and 2000.........................................F-4

Statements of Stockholders' Deficiency For The Years Ended
   December 31, 2001 and 2000.........................................F-5

Statements of Cash Flows For The Years Ended
   December 31, 2001 and 2000.........................................F-6

Notes to Financial Statements.........................................F-7

Pro Forma Consolidated Balance Sheet as of
   September 30, 2001 (Unaudited).....................................F-16

Pro Forma Consolidated Statement of Operations
   For the Year Ended September 30, 2001 (Unaudited)..................F-18

Note to Pro Forma Financial Statements (Unaudited)....................F-19

------------------------------------------------------------

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Board of Directors of:
Fast Forward Marketing, Inc.

We have audited the accompanying balance sheets of Fast Forward Marketing, Inc., as of December 31, 2001 and 2000 and the related statements of operations, stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Fast Forward Marketing, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has a net loss from operations of $2,818,430, a negative cash flow from operating activities of $789,932, a working capital deficiency of $3,697,429 and a stockholders' deficiency of $3,618,698. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEINBERG & COMPANY, P.A.

Los Angeles, California
June 14, 2002

                          FAST FORWARD MARKETING, INC.
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 2001 AND 2000
                        --------------------------------

                                     ASSETS
                                     ------
                                                                  2001            2000
                                                               ------------   ------------
CURRENT ASSETS
 Cash and cash equivalents                                     $   145,598        310,457
 Accounts receivable, net                                          378,073      1,224,980
 Inventories                                                        30,467         45,660
 Royalty advances                                                       --        139,009
 Other current assets                                                5,935         60,538
                                                               ------------   ------------
     Total Current Assets                                          560,073      1,780,644

PROPERTY AND EQUIPMENT, NET                                         78,731         99,853

GOODWILL, NET                                                           --      1,454,926
                                                               ------------   ------------

TOTAL ASSETS                                                   $   638,804    $ 3,335,423
------------                                                   ============   ============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------

CURRENT LIABILITIES
 Accounts payable, net                                         $   936,012    $ 2,316,161
 Accrued expenses                                                   53,126         36,285
 Customer deposits                                                      --          5,700
 Due to related party                                            3,268,364      1,777,545
                                                               ------------   ------------
     Total Current Liabilities                                   4,257,502      4,135,691
                                                               ------------   ------------

STOCKHOLDERS' DEFICIENCY
 Common stock, no par value, 1 share issued and outstanding         15,000         15,000
 Additional paid-in capital                                      1,587,192      1,587,192
 Accumulated deficit                                            (5,220,890)    (2,402,460)
                                                               ------------   ------------
     Total stockholders' deficiency                             (3,618,698)      (800,268)
                                                               ------------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                 $   638,804    $ 3,335,423
----------------------------------------------                 ============   ============

                 See accompanying notes to financial statements.

                          FAST FORWARD MARKETING, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                 ----------------------------------------------

                                                      2001              2000
                                                   ------------     ------------

NET SALES                                          $ 5,106,013      $ 9,212,732

COST OF SALES                                        4,731,578        7,335,973
                                                   ------------     ------------

GROSS PROFIT                                           374,435        1,876,759
                                                   ------------     ------------

OPERATING EXPENSES
 Salaries and related expenses                       1,105,906        1,843,249
 Write-off of goodwill                               1,375,566               --
 Bad debt expense                                      235,644          301,180
 Selling, general and administrative                   358,979          428,635
 Depreciation and amortization                         116,228          159,136
 Professional fees                                       2,742           20,511
                                                   ------------     ------------
     Total Operating Expenses                        3,195,065        2,752,711
                                                   ------------     ------------

LOSS FROM OPERATIONS                                (2,820,630)        (875,952)

INTEREST INCOME                                          2,200               --
                                                   ------------     ------------

NET LOSS                                           $(2,818,430)        (875,952)
--------                                           ============     ============

                 See accompanying notes to financial statements.

                                    FAST FORWARD MARKETING, INC.
                               STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                           FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                           ----------------------------------------------

                                                                             Additional
                                                        Common Stock          Paid-In     Accumulated
                                                   Shares        Amount       Capital       Deficit          Total
                                                ------------  ------------  ------------  ------------   ------------
Balance, December 31, 1999                                1   $    15,000   $ 1,587,192   $(1,526,508)   $    75,684

Net loss for the year ended December 31, 2000            --            --            --      (875,952)      (875,952)
                                                ------------  ------------  ------------  ------------   ------------

Balance, December 31, 2000                                1        15,000     1,587,192    (2,402,460)      (800,268)

Net loss for the year ended December 31, 2001            --            --            --    (2,818,430)    (2,818,430)
                                                ------------  ------------  ------------  ------------   ------------

BALANCE, DECEMBER 31, 2001                                1   $    15,000   $ 1,587,192   $(5,220,890)   $(3,618,698)
--------------------------                      ============  ============  ============  ============   ============

                           See accompanying notes to financial statements.

                                                F-5

                               FAST FORWARD MARKETING, INC.
                                 STATEMENTS OF CASH FLOWS
                      FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                      ----------------------------------------------

                                                                   2001           2000
                                                               ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                      $(2,818,430)   $  (875,952)
 Adjustments to reconcile net loss to net cash
 (used in) provided by operating activities:
  Depreciation and amortization                                    116,228        159,136
  Provision for bad debts                                          235,644        301,180
  Write-off of goodwill                                          1,375,566             --
 Changes in operating assets and liabilities:
  (Increase) decrease in:
    Accounts receivable                                            611,263        233,953
    Inventories                                                     15,193           (784)
    Royalty advances                                               139,009          1,133
    Other current assets                                            54,603          9,276
  Increase (decrease) in:
    Accounts payable                                            (1,380,149)      (416,914)
    Accrued expenses                                                16,841         (1,415)
    Due to related party - intercompany expense charges            850,000        604,838
    Customer deposits                                               (5,700)         5,700
                                                               ------------   ------------
         Net Cash (Used In) Provided By Operating Activities      (789,932)        20,151
                                                               ------------   ------------

CASH FLOWS FROM -INVESTING ACTIVITIES:
 Purchase of property and equipment                                (15,746)       (52,052)
                                                               ------------   ------------
         Net Cash Used In Investing Activities                     (15,746)       (52,052)
                                                               ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from related party advances                              640,819        329,765
                                                               ------------   ------------
         Net Cash Provided by Financing Activities                 640,819        329,765
                                                               ------------   ------------

NET (DECREASE) INCREASE IN CASH                                   (164,859)       297,864

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                      310,457         12,593
                                                               ------------   ------------

CASH AND CASH EQUIVALENTS - END OF YEAR                        $   145,598    $   310,457
---------------------------------------                        ============   ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
-------------------------------------------------

 Cash paid during the year for interest                        $        --    $        --
                                                               ============   ============

 Cash paid during the year for income taxes                    $        --    $        --
                                                               ============   ============

                      See accompanying notes to financial statements.

                          FAST FORWARD MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000
                        --------------------------------

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------   ------------------------------------------

         (A) ORGANIZATION AND BUSINESS OPERATIONS
         ----------------------------------------

         Fast Forward Marketing, Inc. ("the Company") provides sales and marketing services in the video and audio industries throughout the United States. The Company purchases its products from major motion picture studios and/or independent video producers and sells directly to video retailers including children's educational stores, gift shops, museum stores, educational distributors, and direct mail catalogs. The Company was incorporated on October 7, 1988 as a California "S" Corporation and subsequently became a "C" Corporation when it became a subsidiary under the Merger Agreement discussed in the following paragraph.

         On May 14, 1999, the Company was acquired by Intervisual Books, Inc. (the "Parent"), a California company. The transaction was completed under the terms and conditions of a definitive agreement (the "Merger Agreement") signed March 29, 1999. Under the Merger Agreement, the Parent acquired all the outstanding shares of the Company for 670,000 shares of the Parent's common stock and certain additional cash rights. The transaction was accounted for as a purchase. This resulted in goodwill of approximately $1,587,000, which was to be amortized over an estimated useful life of 20 years (See Note 1, H).

         (B) REVENUE RECOGNITION
         -----------------------

         The Company recognizes revenues upon shipment of product, at which time title passes to the customer. The Company records a provision for estimated future returns, which has been offset against total sales. Sales returns and allowances totaled approximately $771,000 and $848,000 for the years ended December 31, 2001 and 2000, respectively.

         (C) CASH AND CASH EQUIVALENTS
         -----------------------------

         For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash or cash equivalents.

         The Company maintains its cash in bank accounts, which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts as of December 31, 2001 and 2000.

                          FAST FORWARD MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000
                        --------------------------------

         (D) ACCOUNTS RECEIVABLE AND PAYABLE
         -----------------------------------

         The Company has an agreement with its customers and suppliers that allows for returns of merchandise. Accordingly, a reserve for accounts receivable and payable has been provided. The reserve accounts require the use of significant estimates, which could differ from actual results. The Company believes the techniques and assumptions used in establishing the reserve accounts are appropriate. As of December 31, 2001 and 2000, the Company recorded a reserve for accounts receivable of $447,049 and $525,140, and a reserve for accounts payable of $149,839 and $188,801, respectively.

         (E) INVENTORIES
         ---------------

         Inventories, which consist of videos, are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method. Management performs periodic assessments to determine the existence of obsolete, slow-moving and non-salable inventories and records necessary provisions to reduce such inventories to net realizable value.

         As of December 31, 2001, the Company recorded a reserve for obsolete inventory of approximately $30,467. No reserve for obsolete inventory was recorded in 2000.

         (F) IMPAIRMENT OF LONG-LIVED ASSETS
         -----------------------------------

         Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived" Assets and For Long-Lived Assets to Be Disposed Of," requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. The amount of the impairment is calculated as the amount by which the carrying value exceeds fair value.

         (G) PROPERTY AND EQUIPMENT AND DEPRECIATION
         -------------------------------------------

         Property and equipment are stated at cost. Depreciation is calculated using the straight-line and accelerated methods over the estimated useful lives of the assets. The Company periodically reviews such assets for possible impairments and expected losses, if any, are recorded currently.

         Maintenance and repairs are charged to expense when incurred; betterments are capitalized. Upon retirement or sale, the cost and accumulated depreciation are removed from the accounts and any gains or losses are recognized in the current period.

                          FAST FORWARD MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000
                        --------------------------------

         (H) GOODWILL
         ------------

         Goodwill represented the excess of the purchase price over the fair value of net assets acquired and was being amortized on a straight-line basis over twenty years. Goodwill amortization for the years ended December 31, 2001 and 2000 was $79,360 in each year. The Company periodically evaluates the recoverability of goodwill. The measurement of possible impairment is based primarily on the Company's ability to recover the unamortized balance of the goodwill from expected future operating cash flows on an undiscounted basis. As of December 31, 2001, the Company determined its goodwill was impaired and wrote off the unamortized portion of $1,375,566.

         (I) INCOME TAXES
         ----------------

         The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires that deferred income tax balances be recognized based on the differences between the financial statement and income tax basis of assets and liabilities using the enacted tax rates. For the year ended December 31, 2001 and 2000, the Company was included in the consolidated Federal and California income tax returns of the Parent Company's taxable loss.

         In accordance with the provisions of SFAS No. 109, the Company provides a valuation allowance for its deferred income tax assets. The effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date (See Note 5).

         (J) FAIR VALUE OF FINANCIAL INSTRUMENTS
         ---------------------------------------

         Cash equivalents, receivables, accounts payable and accrued expenses are recorded at carrying amounts which approximate fair value due to the short maturity of these instruments.

         Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash equivalents and accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition, and generally requires no collateral from its customers. The allowance for doubtful accounts is based upon the expected collectability of all accounts receivable.

                          FAST FORWARD MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000
                        --------------------------------

         (K) ACCOUNTING ESTIMATES
         ------------------------

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (L) NEW ACCOUNTING PRONOUNCEMENTS
         ---------------------------------

         The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards.

         Statement No. 141, "Business Combinations" supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

         Statement No. 142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

                          FAST FORWARD MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000
                        --------------------------------

         SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted. (See Note 1, H)

         Statement No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

         In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which supersedes SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and Long-lived Assets to be Disposed of" and APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 144 established a single accounting model for assets to be disposed of by sale whether previously held and used or newly acquired. SFAS No. 144 retains the provision of APB No. 30 for presentation of discontinued operations in the income statement but broadens the presentation to include a component of an entity. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001 and the interim periods within.

         The Company believes that the adoption of these pronouncements will not have a material impact on the Company's financial position or results of operations.

NOTE 2   ACCOUNTS RECEIVABLE
------   -------------------

         As of December 31, 2001 and 2000, accounts receivable are summarized as follows:

                                                       2001              2000
                                                    ------------    ------------

         Accounts receivable                        $   825,122     $ 1,750,120
         Less: allowance for doubtful accounts         (272,318)       (300,180)
         Less: allowance for sales returns             (174,731)       (224,960)
                                                    ------------    ------------

         Accounts receivable, net                   $   378,073     $ 1,224,980
                                                    ============    ============

                          FAST FORWARD MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000
                        --------------------------------

NOTE 3   PROPERTY AND EQUIPMENT
------   ----------------------

         The major classes of property and equipment and the related estimated useful lives are as follows:

                                                        2001             2000
                                                     ----------       ----------

         Furniture and fixtures                      $  48,365        $  46,796
         Computer equipment                            308,878          302,208
         Computer software                             446,596          437,512
         Racks                                          21,713           21,713
         Video equipment                                 4,193            4,193
         Vehicles                                           --            1,569
                                                     ----------       ----------
              Total                                    829,745          813,991
         Less: accumulated depreciation               (751,014)        (714,138)
                                                     ----------       ----------
         Property and equipment, net                 $  78,731        $  99,853
                                                     ==========       ==========

         Depreciation expense on property and equipment was $36,868 and $79,776 for the years ended December 31, 2001 and 2000, respectively.

NOTE 4   RELATED PARTY TRANSACTIONS
------   --------------------------

         The amount due to related party represents the net amount of various transactions between the Company and the Parent. The Parent pays for various expenses, such as insurance, salaries, and other general and administrative expense on behalf of the Company. For the years ended December 31, 2001 and 2000, the Parent charged the Company approximately $850,000 and $605,000, respectively for such expenses, which are included in operating expenses (See Note 8(A)). The payable is non-interest bearing and has no defined repayment terms (See Note
         10).

                          FAST FORWARD MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000
                        --------------------------------

NOTE 5   INCOME TAXES
------   ------------

         Prior to the effective date of the Merger Agreement, discussed in Note 1(A), the Parent and the Company were separate tax-paying entities. Subsequent to the Merger Agreement, the Parent and the Company filed consolidated Federal and California income tax returns.

         At December 31, 2001, the Parent and the Company had federal net operating loss carryforward which can be utilized dependent upon their ability to generate future taxable income, which may be limited due to ownership changes (see Note 10) as defined under Section 382 of the Internal Revenue Code of 1986. Any unused annual limitation may be carried over to future years until the net operating losses expire. Utilization of net operating losses may also be limited in any one year by alternative minimum tax rules. Due to the uncertainty of the Parent's and the Company's ability to generate sufficient future taxable income to utilize such net operating loss carryforwards, the related deferred tax assets were fully offset by a valuation allowance. Accordingly, no income tax provision or benefit is reflected in the accompanying financial statements.

NOTE 6   EMPLOYEE BENEFIT PLAN
------   ---------------------

         The Company participates in the Parent's qualified defined contribution employee benefit plan (the "Plan") covering substantially all employees who have been employed for greater than one year and are at least 21 years of age. Employees can make voluntary contributions to the Plan and are fully vested in these contributions. The Company may make a matching contribution of an amount equal to a specified percentage of employee contributions. In addition, the Parent's Board of Directors may further elect to make discretionary contributions. The Company did not make any contributions to the Plan during the years ended December 31, 2001 and 2000.

NOTE 7   BUSINESS AND CREDIT CONCENTRATIONS
------   ----------------------------------

         The Company had five customers who accounted for approximately 68% and 62% of net sales for the years ended December 31, 2001 and 2000, respectively.

         The Company had two customers who accounted for approximately 22% and 26% of accounts receivable as of December 31, 2001 and 2000, respectively.

         The Company had three vendors, who accounted for approximately 52% and 48% of net purchases for the year ended December 31, 2001 and 2000, respectively.

                          FAST FORWARD MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000
                        --------------------------------

NOTE 8   COMMITMENTS
------   -----------

         (A) LEASES
         ----------

         The Company shares its office space with the Parent, who leased its facilities under an operating lease, which expires at various dates through April 10, 2005. The Parent did not charge the Company for rent and related expenses for the years ended December 31, 2001 and 2000.

         (B) ROYALTIES
         -------------

         The Company entered into certain royalty agreements for the years ended December 31, 2000 and 1999. The Company has agreed to pay royalties for the exclusive duplication and distribution of various video products, based on the number of units sold. For the years ended December 31, 2001 and 2000, the Company recognized royalty expense of approximately $139,009 and $15,931, respectively, which is included in cost of sales.

         As of December 31, 2000, the Company had made royalty advances of $139,009 under these agreements which were recorded as a current asset. For the year ended December 31, 2001, the Company wrote-off the unused balance of the royalty advances, as management determined that there is no future economic benefit.

         (C) LITIGATION
         --------------

         The Company is involved from time to time in legal proceedings incident to the normal course of its business. Management believes that the ultimate outcome of any pending or threatened litigation would not have a material adverse effect on the Company's financial position, results of operations or cash flows.

NOTE 9   GOING CONCERN
------   -------------

         The Company's financial statements for the year ended December 31, 2001 have been prepared on a going concern basis which contemplated the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a net loss from operations of $2,818,430, a negative cash flow from operating activities of $789,932, a working capital deficiency of $3,697,429 and a stockholders' deficiency of $3,618,698. The Company's working capital deficiency as of December 31, 2001 may not enable it to meet such objectives as presently structured. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital, and implement its business plan. Management believes that actions presently taken to obtain additional funding provide the opportunity for the Company to continue as a going concern (See Note 10).

                          FAST FORWARD MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2001 AND 2000
                        --------------------------------

NOTE 10  SUBSEQUENT EVENTS
-------  -----------------

         On March 29, 2002, the Parent signed an asset purchase agreement with the FFM Acquisition Corporation ("FFMAC"), a wholly owned subsidiary of Kanakaris Wireless. Under this agreement FFMAC at closing will acquire all the assets, excluding cash on hand, and assume certain liabilities of the Company. FFMAC will not assume or in any way become liable for liabilities payable to related parties as of the date of the asset purchase agreement. The former Parent in exchange will be paid cash up to a maximum of $516,000. Of this purchase price, the former Parent will receive $255,000 at closing with the balance of $261,000 being paid contingent on the collection of the Company's accounts receivables outstanding at the time of closing. As these receivables are collected, the former Parent will receive 42.5% of each dollar up to a maximum of $261,000. On April 8, 2002, the former Parent closed this transaction and was paid $255,000.

                                 KANAKARIS WIRELESS AND SUBSIDIARIES
                                PRO FORMA CONSOLIDATED BALANCE SHEET
                                      AS OF SEPTEMBER 30, 2001
                                      ------------------------
                                             (UNAUDITED)

                                               ASSETS
                                               ------

                                                         Historical                 Pro Forma
                                                  ------------------------  --------------------------
                                                               Assets and
                                                               Liabilities                  Pro Forma
                                                   Kanakaris      from        Pro Forma     Kanakaris
                                                   Wireless     FFM, Inc.    Adjustments    Wireless
                                                  -----------  -----------  -------------  -----------

CURRENT ASSETS
 Cash and cash equivalents                        $   51,473   $       --   $         --   $   51,473
 Accounts receivable - net                           122,093      392,998             --      515,091
 Inventories                                           1,960       28,789             --       30,749
 Investments in marketable securities                 64,000           --             --       64,000
 Current maturities of notes receivable -
  shareholders and related parties                   110,810           --             --      110,810
 Interest receivable                                  35,305           --             --       35,305
 Prepaid expenses and other current assets            20,063        1,288             --       21,351
                                                  -----------  -----------  -------------  -----------
       Total Current Assets                          405,704      423,075             --      828,779
                                                  -----------  -----------  -------------  -----------

PROPERTY AND EQUIPMENT, NET OF
 ACCUMULATED DEPRECIATION AND AMORTIZATION            48,683       71,889             --      120,572
                                                  -----------  -----------  -------------  -----------

OTHER ASSETS
 Notes receivable - shareholders and
  related parties - non-current                           --           --             --           --
 Note and loan receivable - non-current                   --           --             --           --
 Film library - net of accumulated amortization      384,936           --             --      384,936
 Goodwill - net of accumulated amortization          328,565      874,676             --    1,203,241
 Other                                                 2,836           --             --        2,836
                                                  -----------  -----------  -------------  -----------
       Total Other Assets                            716,337      874,676             --    1,591,013
                                                  -----------  -----------  -------------  -----------

TOTAL ASSETS                                      $1,170,724   $1,369,640   $         --   $2,540,364
------------                                      ===========  ===========  =============  ===========

                                                F-16

                                 KANAKARIS WIRELESS AND SUBSIDIARIES
                                PRO FORMA CONSOLIDATED BALANCE SHEET
                                      AS OF SEPTEMBER 30, 2001
                                      ------------------------
                                             (UNAUDITED)

                              LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                              ----------------------------------------

                                                           Historical                     Pro Forma
                                                 -----------------------------  ----------------------------
                                                                  Assets and
                                                                  Liabilities                     Pro Forma
                                                   Kanakaris         from         Pro Forma       Kanakaris
                                                   Wireless        FFM, Inc.     Adjustments      Wireless
                                                 -------------   -------------  -------------  -------------
CURRENT LIABILITIES
 Accounts payable and accrued expenses           $  1,087,331    $    853,640   $         --   $  1,940,971
 Due to former shareholder of subsidiary              104,695              --             --        104,695
 Convertible debentures                             2,756,500              --             --      2,756,500
 Due to Fast Forward Marketing, Inc.                       --         516,000             --        516,000
                                                 -------------   -------------  -------------  -------------
       Total Current Liabilities                    3,948,526       1,369,640             --      5,318,166
                                                 -------------   -------------  -------------  -------------

STOCKHOLDERS' DEFICIENCY
 Preferred stock, $0.01 par value,
  5,000,000 shares authorized,
  1,000,000 Class A Convertible
  issued and outstanding                               10,000              --             --         10,000
 Common stock, $0.001 par value,
  250,000,000 and 100,000,000 shares
  authorized, 4,514,704 issued and
  outstanding                                           4,514              --             --          4,514
 Additional paid-in capital                        28,928,690              --             --     28,928,690
 Accumulated deficit                              (30,564,905)             --             --    (30,564,905)
 Deferred expenses                                 (1,108,101)             --             --     (1,108,101)
 Comprehensive loss                                   (48,000)             --             --        (48,000)
                                                 -------------   -------------  -------------  -------------
       Total Stockholders' Deficiency              (2,777,802)             --             --     (2,777,802)
                                                 -------------   -------------  -------------  -------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY   $  1,170,724    $  1,369,640   $         --   $  2,540,364
----------------------------------------------   =============   =============  =============  =============

                                                F-17

                                 KANAKARIS WIRELESS AND SUBSIDIARIES
                           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                FOR THE YEAR ENDED SEPTEMBER 30, 2001
                                -------------------------------------
                                             (UNAUDITED)

                                                          Historical                     Pro Forma
                                                 -----------------------------  ---------------------------
                                                                                                 Pro Forma
                                                   Kanakaris                      Pro Forma      Kanakaris
                                                   Wireless        FFM, Inc.     Adjustments     Wireless
                                                 ------------   --------------  -------------  ------------

NET SALES                                        $ 1,699,817    $          --   $         --   $ 1,699,817

COST OF SALES                                        681,489               --             --       681,489
                                                 ------------   --------------  -------------  ------------

GROSS PROFIT                                       1,018,328               --             --     1,018,328
                                                 ------------   --------------  -------------  ------------

OPERATING EXPENSES
 Executive compensation                            1,443,982               --             --     1,443,982
 Salaries                                            443,741               --             --       443,741
 Consulting services                               1,793,110               --             --     1,793,110
 Marketing, advertising and investor relations       611,278               --             --       611,278
 Professional fees                                   818,429               --             --       818,429
 Bad debt provision                                  173,928               --             --       173,928
 Depreciation and amortization                       146,931               --             --       146,931
 Other general and administrative expenses           727,510               --             --       727,510
                                                 ------------   --------------  -------------  ------------
     Total Operating Expenses                      6,158,909               --             --     6,158,909
                                                 ------------   --------------  -------------  ------------

LOSS FROM OPERATIONS BEFORE INTEREST
 AND OTHER INCOME (EXPENSE)                       (5,140,581)              --             --    (5,140,581)
                                                 ------------   --------------  -------------  ------------

INTEREST AND OTHER INCOME (EXPENSE)
 Interest and financing expense                   (3,240,584)              --             --    (3,240,584)
 Loss on impairment of investment in
  marketable securities                             (980,000)              --             --      (980,000)
 Interest, dividend and other income                 137,106               --             --       137,106
                                                 ------------   --------------  -------------  ------------
     Total Interest and Other Income (Expense)    (4,083,478)                                   (4,083,478)

NET LOSS                                         $(9,224,059)   $          --   $         --   $(9,224,059)
--------                                         ============   ==============  =============  ============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED    $     (3.27)   $          --   $         --   $     (3.27)
                                                 ============   ==============  =============  ============

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING - BASIC AND DILUTED                   2,820,250               --             --     2,820,250
                                                 ============   ==============  =============  ============

                                                F-18

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                     NOTE TO PRO FORMA FINANCIAL STATEMENTS
                     --------------------------------------
                                   (UNAUDITED)

On March 29, 2002, the Company's wholly owned subsidiary, FFM Acquisition Corporation ("FFMAC") entered into an asset purchase agreement with Fast Forward Marketing, Inc. ("FFM") whereby at closing on April 8, 2002, FFMAC acquired all of the assets, excluding cash, and assumed certain liabilities of FFM for $516,000. Of this purchase price, FFMAC paid FFM $255,000 at closing with the balance of $261,000 to be paid contingent on the collection of FFMAC's accounts receivables outstanding at the time of closing.

The accompanying pro forma consolidated balance sheet gives retroactive effect to the asset acquisition discussed above as if it had occurred as of September 30, 2001. The accompanying pro forma consolidated statement of operations does not differ from the Company's historical statement of operations because in a transaction accounted for as an asset acquisition the operations of the Company whose assets are acquired are retained by that entity.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto.

Date: June 24, 2002                   KANAKARIS WIRELESS


                                      By:  /s/ DAVID SHOMAKER
                                           ------------------------
                                           David Shomaker,
                                           Acting Chief Financial Officer


                                       -4-